CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Income Fund:

We consent to the use of our report dated December 5, 2000, incorporated in this Registration Statement by reference, to the Putnam Income Fund and to the references to our firm under the captions "Financial
Highlights" in the prospectuses and "Independent Accountants and Financial Accountants and Financial Statements" in the Statement of Additional Information.

KPMG LLP

Boston, Massachusetts
February 22, 2001

CONSENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 92 to the registration statement on Form N-1A (File No. 2-11147 and 811-653) ("Registration Statement") of our report dated December 14, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998, Annual Report of Putnam Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2001